Exhibit 99.1

PRESS RELEASE

SEACOR MARINE ANNOUNCES SECURITIES REPURCHASE

Houston, Texas

April 4, 2025

FOR IMMEDIATE RELEASE - SEACOR Marine Holdings Inc. (NYSE: SMHI) (the “Company” or “SEACOR Marine”), a leading provider of marine and support transportation services to offshore energy facilities worldwide, today announced that it purchased from certain funds affiliated with Carlyle:

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1,355,761 of the Company’s common shares, at $4.90 per share, and
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Warrants to purchase 1,280,195 shares of Common Stock at $4.89 per warrant, after deduction of an exercise price of $0.01 per warrant.

Collectively, the shares and warrants represent approximately 9.1% of the outstanding shares of common stock of the Company, assuming the full exercise of the warrants. The aggregate purchase price was approximately $12.9 million, with the per share and warrant price negotiated based on a trailing volume weighted average price.

John Gellert, SEACOR Marine’s Chief Executive Officer, commented: “This was a unique opportunity for the Company to buy back a significant amount of shares and warrants in a single block. This repurchase further simplifies our capital structure by eliminating all outstanding warrants. We funded this repurchase with a portion of the proceeds received from the sale of one 201 foot, DP-2 platform supply vessel built in 2014. I would like to again extend my gratitude to Carlyle, who has now exited their equity position following our repayment of their loans at par in late 2024. Carlyle has partnered with us since 2015 and we thank them for their support over the years.”

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SEACOR Marine provides global marine and support transportation services to offshore energy facilities worldwide. SEACOR Marine operates and manages a diverse fleet of offshore support vessels that deliver cargo and personnel to offshore installations, including offshore wind farms; assist offshore operations for production and storage facilities; provide construction, well work-over, offshore wind farm installation and decommissioning support; carry and launch equipment used underwater in drilling and well installation, maintenance, inspection and repair; and handle anchors and mooring equipment for offshore rigs and platforms. Additionally, SEACOR Marine’s vessels provide emergency response services and accommodations for technicians and specialists.

Certain statements discussed in this release as well as in other reports, materials and oral statements that the Company releases from time to time to the public constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “plan,” “target,” “forecast” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements concern management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by the management of the Company. These statements are not guarantees of future performance and actual events or results may differ significantly from these statements. Actual events or results are subject to significant known and unknown risks, uncertainties and other important factors, many of which are beyond the Company’s control and are described in the Company’s filings with the U.S. Securities and Exchange Commission. It should be understood that it is not possible to predict or identify all such factors. Consequently, the preceding should not be considered to be a complete discussion of all potential risks or uncertainties. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. It is advisable, however, to consult any further disclosures the Company makes on related subjects in its filings with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (if any). These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Please visit SEACOR Marine’s website at www.seacormarine.com for additional information.

For all other requests, contact InvestorRelations@seacormarine.com